EXHIBIT 99.1

STANDARD

                              [LOGO OF PR NEWSWIRE
                             UNITED BUSINESS MEDIA]

                                  FLASHRESULTS
                          Spectrum Control, Inc. (SPEC)

                          (Numbers in Thousands, Except
                                 Per Share Data)

                  1st quarter ended              1st quarter ended
                      2/28/2006          YTD         2/28/2005          YTD
                  -----------------   --------   -----------------   --------
Sales             $          25,560   $ 25,560   $          21,142   $ 21,142
Net Income        $             290   $    290   $             607   $    607
Average Shares               13,192     13,192              13,154     13,154
EPS               $            0.02   $   0.02   $            0.05   $   0.05

FOR IMMEDIATE RELEASE

                  SPECTRUM CONTROL REPORTS FIRST QUARTER PROFIT
                  ---------------------------------------------

                      First Quarter Customer Orders up 32%
                        and Sales up 21% from a Year Ago

        Fairview, Pa, March 21, 2006 ----- Spectrum Control, Inc. (NASDAQ:
SPEC), a leading designer and manufacturer of electronic control products and systems, today reported results for the first quarter ended February 28, 2006.

        For the first quarter of fiscal 2006, the Company generated net income of $290,000 or two cents per share on sales of $25,560,000, compared to net income of $607,000 or five cents per share on sales of $21,142,000 for the first quarter of fiscal 2005.

        Dick Southworth, the Company's President and Chief Executive Officer, commented, "With first quarter revenues up 21% and customer orders up 32% from a year ago, it's clear that there is strong demand for our products. Sales of our microwave products grew by $2.9 million, of which $2.2 million reflects the impact of our recent business acquisitions. Demand for our microwave products in military/aerospace applications remains particularly strong. Sales of our power management systems increased by $562,000 in the current quarter, as these advanced systems continue to gain market share and recognition. Sales in the current quarter also include $1.7 million for sensor and control products, arising from our acquisition of JDK Controls, Inc. in October of last year."

        Mr. Southworth continued, "Our profitability in the current quarter was negatively impacted by several factors, including shipment delays and significantly higher material costs from purchasing ceramic components from third party suppliers. Since August of last year, when Hurricane Katrina irreparably damaged our ceramic manufacturing plant in New Orleans, we have been purchasing certain ceramic capacitors from outside vendors. In addressing this issue, we are very pleased with our progress in establishing a new ceramic manufacturing operation in State College, Pennsylvania. By the end of our third quarter of fiscal 2006, we expect this new facility to reach full production, thereby alleviating the shipment delays and margin pressures associated with buying ceramic capacitors in the open market."

BUSINESS SEGMENT DISCUSSION

        Our operations are currently conducted in four reportable segments: signal and power integrity components; microwave components and systems; power management systems; and sensors and controls.

        Our Signal and Power Integrity Components Business designs and manufactures a broad range of products including low pass electromagnetic interference (EMI) filters, filter plates, filtered connectors, specialty ceramic capacitors, power entry modules, power line filters, and our motor line feed thru (MLFT) filters. Orders for these products were $14.5 million in the current quarter, up 27% from a year ago. Sales of signal and power integrity components for the first quarter were $11.4 million, compared to $12.2 million in the first quarter of 2005. This sales decrease reflects delayed shipments of our EMI filter products because of the unavailability of required ceramic capacitor components. When our new State College ceramic manufacturing facility begins full production, we expect this business segment's revenues and profitability to significantly improve.

        Our Microwave Components and Systems Business designs and manufactures duplexers, lumped element filters, cavity filters, waveguides, amplifiers, frequency mixers, oscillators, synthesizers, multiple channel filter banks, and related products and integrated assemblies. Customer orders for microwave components and systems were $10.2 million in the first quarter of fiscal 2006, and increase of 26% from the first quarter of fiscal 2005. Sales for this segment were $10.5 million in the current quarter, up 2.9 million or 39% from the same period last year. Although our microwave components and systems are used in numerous industries and applications, sales in the military/aerospace sector were particularly strong in the current quarter.

        Our Power Management Systems Business designs and manufactures circuit breaker panels, custom power outlet strips, and our Smart Start power management systems. Sales of our power management systems were $1.9 million in the first quarter of fiscal 2006, up 41% from the first quarter of fiscal 2005. These advanced systems are used in various infrastructure equipment including wireless base stations, optical networks, IT hubs, data centers, and certain military applications. Since our introduction of these products a few years ago, we continue to gain customer recognition and market share.

        Our newly created Sensors and Controls Business designs and manufactures potentiometers and related assemblies. In the current quarter, customer orders for these products were $2.4 million and sales were $1.7 million, reflecting the successful integration of our recent acquisition of JDK Controls, Inc.

CURRENT BUSINESS OUTLOOK

        Mr. Southworth continued, "Based upon our current sales order backlog and strong customer order rates, we expect our second quarter sales to be in the range of $30.0 to $31.0 million. If this shipment level is achieved, we would anticipate our profitability to equal or exceed the ten cents of earnings per share generated in the second quarter last year. Because of inherent uncertainties associated with the phase-in of ceramic production at our new State College facility, we are unable to provide any specific guidance for the Company's financial performance beyond the second quarter. However, we remain very confident and optimistic about the second half of fiscal 2006."

FORWARD-LOOKING INFORMATION

        This press release contains statements that are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

        Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

SIMULTANEOUS WEBCAST AND TELECONFERENCE REPLAY

        Spectrum Control, Inc. will host a teleconference to discuss first quarter results on Tuesday, March 21, 2006, at 4:45 p.m., Eastern Time. Internet users will be able to access a simultaneous webcast of the teleconference at www.spectrumcontrol.com or www.vcall.com. A taped replay of the call will be available through March 22, 2006 at 877-660-6853, access account 286, conference 195584 or for 30 days over the Internet at the Company's website.

ABOUT SPECTRUM CONTROL

        Spectrum Control is a leading designer and manufacturer of components and systems used to condition, regulate, transmit, receive, or govern electronic performance. The Company's largest markets are military/aerospace and telecommunications equipment, with applications in secure communications, smart weapons and munitions, missile defense systems, avionic upgrades, wireless base stations, broadband switching equipment, and global positioning systems. Automotive represents an emerging market for the Company's products, with significant applications in DC motors, telematics, and electronic safety controls. Other markets for the Company's products include medical instrumentation, industrial equipment, computers, and storage devices.

        For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.

        CORPORATE HEADQUARTERS          INVESTOR RELATIONS
        ----------------------          --------------------------------------
        8031 Avonia Road                John P. Freeman, Senior Vice President
        Fairview, PA  16415             and Chief Financial Officer
        Phone:  814/474-2207            Spectrum Control, Inc.
        Fax: 814/474-2208               Phone: 814/474-4310

                                 -Table Follows-

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollar Amounts in Thousands)

                                                            February 28,   November 30,
                                                                2006           2005
                                                            ------------   ------------
ASSETS

Current assets
   Cash and cash equivalents                                $      1,838   $      8,386
   Accounts receivable, net
      Trade                                                       18,145         16,188
      Insurance recovery                                           4,000          5,000
   Inventories                                                    18,565         17,832
   Deferred income taxes                                           1,621          1,621
   Prepaid expenses and other current assets                       2,168            672
                                                            ------------   ------------
        Total current assets                                      46,337         49,699

Property, plant and equipment, net                                19,767         15,484

Noncurrent assets
   Goodwill                                                       28,732         28,361
   Other                                                           8,286          4,458
                                                            ------------   ------------
        Total assets                                        $    103,122   $     98,002
                                                            ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Short-term debt                                          $      2,000   $          -
   Accounts payable                                                6,664          6,760
   Income taxes payable                                              323            266
   Accrued liabilities                                             3,387          2,913
   Current portion of long-term debt                                 290            290
                                                            ------------   ------------
        Total current liabilities                                 12,664         10,229

Long-term debt                                                     1,366          1,426
Other liabilities                                                  1,961              -
Deferred income taxes                                              5,404          4,986

Stockholders' equity                                              81,727         81,361
                                                            ------------   ------------
        Total liabilities and stockholders' equity          $    103,122   $     98,002
                                                            ============   ============

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(Amounts in Thousands Except Per Share Data)

                                                               For the Quarter Ended
                                                                    February 28,
                                                            ---------------------------
                                                                2006           2005
                                                            ------------   ------------
Net sales                                                   $     25,560   $     21,142

Cost of products sold                                             20,340         16,219
                                                            ------------   ------------
Gross margin                                                       5,220          4,923

Selling, general and
 administrative expense                                            4,892          3,957
                                                            ------------   ------------
Income from operations                                               328            966

Other income (expense)
      Interest expense                                               (41)           (38)
      Other income and expense, net                                  182             71
                                                            ------------   ------------
                                                                     141             33
                                                            ------------   ------------
Income before provision
   for income taxes                                                  469            999

Provision for income taxes                                           179            392
                                                            ------------   ------------
Net income                                                  $        290   $        607
                                                            ============   ============

Earnings per common share :
      Basic                                                 $       0.02   $       0.05
                                                            ============   ============
      Diluted                                               $       0.02   $       0.05
                                                            ============   ============

Average number of common
 shares outstanding :
      Basic                                                       13,062         13,034
                                                            ============   ============
      Diluted                                                     13,192         13,154
                                                            ============   ============

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Unaudited)

                                                               For the Quarter Ended
                                                                    February 28,
                                                            ---------------------------
                                                                2006           2005
                                                            ------------   ------------
Selected Financial Data,
 as a Percentage of Net Sales :

        Net sales                                                  100.0%         100.0%
        Cost of products sold                                       79.6           76.7
                                                            ------------   ------------
        Gross margin                                                20.4           23.3
        Selling, general and
          administrative expense                                    19.1           18.7
                                                            ------------   ------------
        Income from operations                                       1.3            4.6
        Other income ( expense )
            Interest expense                                        (0.2)          (0.2)
            Other income and expense, net                            0.7            0.3
                                                            ------------   ------------
        Income before provision for
         income taxes                                                1.8            4.7
        Provision for income taxes                                   0.7            1.8
                                                            ------------   ------------
        Net income                                                   1.1%           2.9%
                                                            ============   ============

Selected Operating Segment Data :
(Dollar Amounts in Thousands)

        Signal and power integrity components :
              Customer orders received                      $     14,519   $     11,466
              Net sales                                           11,408         12,241

        Microwave components and systems :
              Customer orders received                            10,219          8,137
              Net sales                                           10,485          7,543

        Power management systems :
              Customer orders received                             1,546          2,171
              Net sales                                            1,920          1,358

        Sensors and controls :
              Customer orders received                             2,439              -
              Net sales                                            1,747              -